[LETTERHEAD OF LIECHTY & MCGINNIS, LLP]

Exhibit 5.16

EMMETT BERRYMAN	May 6, 2015	SENDER’S E-MAIL:
eberryman@lmlawyers.com

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as special Texas counsel to the entities listed on Schedule I (collectively, the “Texas Subsidiary Guarantors”), in connection with the Texas Subsidiary Guarantors’ proposed guarantees (collectively, the “Debt Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS/CHS” and, together with Parent, the “Issuers”), pursuant to forms of senior and subordinated notes indentures (collectively, the “Indentures”) that were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuers’ registration statement on Form S-3 (the “Registration Statement”) on or about May 6, 2015.

In rendering our opinions herein, we have relied with respect to factual matters, solely upon the Officers’ Certificates (defined below), and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(a)	Certificate of Incorporation of Big Bend Hospital Corporation;

(b)	Bylaws of Big Bend Hospital Corporation;

(c)	Certificate of Incorporation of Big Spring Hospital Corporation;

(d)	Bylaws of Big Spring Hospital Corporation;

(e)	Certificate of Incorporation of Granbury Hospital Corporation;

(f)	Bylaws of Granbury Hospital Corporation;

(g)	Certificate of Incorporation of Jourdanton Hospital Corporation;

(h)	Bylaws of Jourdanton Hospital Corporation;

(i)	Certificate of Incorporation of Weatherford Hospital Corporation;

(j)	Bylaws of Weatherford Hospital Corporation;

(k)	Certificate of Formation of Weatherford Texas Hospital Company, LLC;

(l)	Operating Agreement of Weatherford Texas Hospital Company, LLC;

(m)	the Corporate Status Certificates (as defined in subpart (iii) below);

(n)	the LLC Status Certificates (as defined in subpart (iv) below); and

(o)	the Evidences (as defined in subpart (v) below).

Items (a) through (o) above are collectively referred to herein as the “Corporate Documents.”

In addition we have examined and relied upon the following:

(i) with respect to each Texas Subsidiary Guarantor that is a corporation, certificates from the Secretary of such Texas Subsidiary Guarantor certifying in each instance as to true and correct copies of the articles of incorporation and bylaws of such Texas Subsidiary Guarantor and resolutions of the board of directors of such Texas Subsidiary Guarantor authorizing the guarantees by such Texas Subsidiary Guarantor to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform their obligations under the Debt Guarantees (each a “Corporate Officers’ Certificate”);

(ii) with respect to each Texas Subsidiary Guarantor that is a limited liability company, certificates from the Secretary of such Texas Subsidiary Guarantor certifying in each instance as to true and correct copies of the certificate of formation and limited liability company agreement of such Texas Subsidiary Guarantor and resolutions of the sole member of such Texas Subsidiary Guarantor authorizing the Guarantees by such Texas Subsidiary Guarantor to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform their obligations under the Debt Guarantees (each a “LLC Officers’ Certificate” and, together with the Corporate Officers’ Certificates, the “Officers’ Certificates”);

(iii) with respect to each Texas Subsidiary Guarantor that is a corporation, a certificate dated April 28, 2015 issued by the Office of the Secretary of State of Texas, attesting to the corporate status of such Texas Subsidiary Guarantor in Texas (collectively, the “Corporate Status Certificates”);

(iv) with respect to each Texas Subsidiary Guarantor that is a limited liability company, a certificate dated April 28, 2015, issued by the Office of the Secretary of State of Texas, attesting to the limited liability company status of such Texas Subsidiary Guarantor in Texas (collectively, the “LLC Status Certificates”);

(v) with respect to each Texas Subsidiary Guarantor, evidence of franchise tax account status, dated April 29, 2015, from the Comptroller of Public Accounts of the State of Texas (collectively, the “Evidences”); and

(vi) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

(vii) In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein or therein. We did not participate in the negotiation or preparation of the Registration Statement or the Indentures and have not advised the Issuers or the Texas Subsidiary Guarantors with respect to such documents or transactions contemplated thereby.

(viii) With your permission, as to questions of fact material to this Opinion and without independent verification with respect to the accuracy of such factual matters, we have relied upon the Registration Statement, the Indentures, certificates of public officials and of officers and representatives of the Issuers and the Texas Subsidiary Guarantors and the accuracy of the public record. We have made no independent investigation of any statements, warranties and representations made by the Texas Subsidiary Guarantors in the Indentures or any related matters. With the exception of the Corporate Documents, we have not examined the books and records of the Texas Subsidiary Guarantors.

Assumptions Underlying Our Opinions

For purposes of this Opinion, we have assumed, with your approval and without independent investigation, the following:

(a) No fraud, mistake, undue influence, duress or criminal activity exists with respect to the Corporate Documents, Registration Statement, Indentures or any of the matters relevant to the opinions rendered herein;

(b) The genuineness of all signatures;

(c) The legal capacity of natural persons;

(d) The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies; and

(e) The authenticity of the originals of such copies.

As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuers and the Texas Subsidiary Guarantors and have assumed that such matters remain true and correct through the date hereof.

Our Opinions

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) Based solely upon its Corporate Status Certificate and the applicable Evidence, each Texas Subsidiary Guarantor identified herein as a Texas corporation is a validly existing corporation under the laws of the State of Texas. Based solely upon its LLC Status Certificate and the applicable Evidence, each Texas Subsidiary Guarantor identified herein as a limited liability company is a validly existing limited liability company under the laws of the State of Texas.

(2) Each Texas Subsidiary Guarantor has the requisite corporate or limited liability company, as applicable, power and authority to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Guarantees.

(3) The Debt Guarantees, upon being duly authorized by all necessary corporate or limited liability company action, as applicable, executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for corporate or limited liability company law purposes, as applicable, by each Texas Subsidiary Guarantor.

Qualifications and Limitations

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time based solely upon laws, rulings and regulations in effect on the date hereof; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

We are qualified to practice law in the State of Texas, and we express no opinions as to the laws of other jurisdictions other than to the laws of the State of Texas, as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Miscellaneous

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Hodgson Russ LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

LIECHTY & McGINNIS, LLP,

a Texas limited liability partnership

By:	/s/ Emmett W. Berryman
Emmett W. Berryman, Partner

Schedule I

Texas Subsidiary Guarantors

Name of Texas Subsidiary Guarantor	State of Organization
Big Bend Hospital Corporation	TX
Big Spring Hospital Corporation	TX
Granbury Hospital Corporation	TX
Jourdanton Hospital Corporation	TX
Weatherford Hospital Corporation	TX
Weatherford Texas Hospital Company, LLC	TX